Exhibit 10.22

LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this “Agreement”) dated as of April 29, 2005, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Bank shall extend credit to Borrower and Borrower shall repay Bank.  The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules attached thereto.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Credit Document.  Capitalized terms in this Agreement shall have the meanings set forth in Article 13.

2              LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

2.1.1       Letter of Credit Line.

(a)           Borrower may request Letters of Credit from time to time hereunder, in each instance in accordance with such procedures as may from time to time be acceptable to Bank.

(b)           The Letter of Credit Line terminates on the Letter of Credit Line Maturity Date.

2.1.2       Issuance of Letters of Credit.

(a)           The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the Letter of Credit Line.  Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Letter of Credit Line Maturity Date, or (ii) the termination of the Letter of Credit Line by Borrower, or (iii) the occurrence of an Event of Default hereunder.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion, and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (“Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

(b)           The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, and the Letter of Credit Application.  Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit.

(c)           Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars.  Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Letter of Credit Line for protection against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit (the “Letter of Credit Reserve”).  The amount of the Letter of Credit Reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate.  The availability of funds under the Letter of Credit Line shall be reduced by the amount of the Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.2          Undisbursed Credit Extensions.  Bank’s obligation to issue any Letters of Credit hereunder shall terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.3          Fees.  Borrower shall pay to Bank:

(a)           Commitment Fee.  A fully earned, non-refundable commitment fee of Thirty-Five Thousand Dollars ($35,000.00) due and payable on the Closing Date;

(b)           Letter of Credit Fee.  Borrower shall pay Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit upon the issuance or renewal of such Letter of Credit by Bank; and

(c)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses) incurred through and after the Closing Date, when due.

3              CONDITIONS PRECEDENT

3.1          Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, the following:

(a)           this Agreement;

(b)           a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement, the Credit Documents, and all transactions related thereto;

(c)           payment of the fees and Bank Expenses;

(d)           Certificate of Foreign Qualification (if applicable);

(e)           Certificate of Good Standing/Legal Existence; and

(f)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2          Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the representations and warranties in Article 5 shall be true in all material respects on the date any Credit Extension is requested by Borrower hereunder and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 remain true in all material respects.

4              NEGATIVE PLEDGE REGARDING ASSETS

4.1          Negative Pledge.  In accordance with Sections 7.1 and 7.5 hereof, Borrower has granted to Bank a negative pledge with respect to its Assets.

4.2          Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file UCC financing statements with all appropriate filing offices (in Bank’s discretion) naming Borrower as Debtor and Bank as Secured Party therein with the following “collateral” description: THE PURPOSE OF THIS FINANCING STATEMENT IS TO GIVE NOTIFICATION THAT DEBTOR AND SECURED PARTY ARE PARTIES TO THAT CERTAIN LETTER OF CREDIT REIMBURSEMENT AGREEMENT, WHEREBY DEBTOR, IN CONNECTION WITH SECURED PARTY’S CREDIT EXTENSIONS TO DEBTOR, HAS AGREED, AMONG OTHER THINGS, NOT TO, VOLUNTARILY OR INVOLUNTARILY, ASSIGN, MORTGAGE, PLEDGE, LEASE, SUFFER ANY ATTACHMENT, GRANT A SECURITY INTEREST IN, OR ENCUMBER ANY OF

DEBTOR’S ASSETS OR PROPERTY (SUBJECT TO EXCEPTIONS SET FORTH THEREIN), WITHOUT SECURED PARTY’S WRITTEN CONSENT IN EACH INSTANCE.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Bank as follows:

5.1          Due Organization and Authorization.  Borrower, and each Subsidiary, is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Credit Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor shall they constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2          Litigation.  There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.3          No Material Deterioration in Financial Statements.  All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.4          Insurance.  Borrower shall keep its business insured for risks and in amounts, and as Bank may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank.

5.5          Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

5.7          Subsidiaries; Investments.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments and its equity interest in its Subsidiaries.

5.8          Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6              AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1          Government Compliance.  Borrower shall maintain its, and all Subsidiaries’, legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2          Financial Statements, Reports, Certificates.

(a)           Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of filing, Borrower shall provide Bank copies of or electronic notice of links to all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any material legal actions pending or threatened against Borrower or any Subsidiary; (v) as requested by Bank, Board-approved projections; and (vi) other financial information reasonably requested by Bank.

(b)           Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank, with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit A.

6.3          Taxes.  Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

6.4          Accounts.  In order to permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s, and such Subsidiaries’, primary depository, operating and securities accounts with Bank, which accounts shall represent at least fifty percent (50.0%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions.

6.5          Financial Covenant.  Borrower shall have at all times, to be tested as of the last day of each month, cash or cash equivalents of at least Forty Million Dollars ($40,000,000.00), net of any and all Indebtedness owing by Borrower to Bank, including, without limitation, all Obligations outstanding hereunder (including the face amount of any issued, but undrawn, Letters of Credit).

6.6          Further Assurances.  Borrower shall execute any further instruments and take further action as Bank reasonably requests to effect the purposes of this Agreement.

7              NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent, which consent will not be unreasonably withheld:

7.1          Dispositions.  Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a “Transfer”), all or any part of Borrower’s assets, business or property, including the Intellectual Property (collectively, the “Assets”), except for Transfers of (a) inventory in the ordinary course of business; (b) nonexclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) worn-out or obsolete equipment or (d) Non-Core Business Intellectual Property.  Borrower shall not enter into an agreement with any Person other than Bank which restricts the subsequent granting of a security interest in the Assets.

7.2          Changes in Business, Ownership, Management or Business Locations.  (i) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or (ii) permit or suffer any Change in Control or (iii) permit or suffer any change in Borrower’s chief executive officer, chief financial officer or president.  Borrower shall not, without at least thirty (30) days’ prior written notice to Bank: (a) relocate its chief executive office, or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; except where (a) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions and (b) Borrower is the surviving legal entity.

7.4          Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.  Create, incur, or allow any Lien on any of the Assets, including any right to receive income or the sale of any accounts, or permit any of its Subsidiaries to do so, subject to Permitted Liens.

7.6          Distributions; Investments.  (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7          Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8          Subordinated Debt.  Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

7.9          Compliance.  (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; (b) fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or (c) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8              EVENTS OF DEFAULT

Any one of the following shall constitute an event of default hereunder (an “Event of Default”):

8.1          Payment Default.  Borrower fails to pay any of the Obligations when due, including, without limitation, the failure of Borrower to immediately reimburse Bank for any drawing under any Letter of Credit.

8.2          Covenant Default.  (a) Borrower fails or neglects to perform any obligation in Section 6.2 or Section 6.5 or violates any covenant in Article 7; or (b) Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any of the Credit Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

8.3          Material Adverse Change.  A Material Adverse Change occurs.

8.4          Attachment.  (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any material funds of Borrower on deposit with Bank, or any entity under control of Bank (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim becomes a Lien on a material portion of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against a material portion of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice.  These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period).

8.5          Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed).

8.6          Other Agreements.  If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000.00) or that could result in a Material Adverse Change.

8.7          Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least of One Million Dollars ($1,000,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period often (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

8.8          Misrepresentations.  If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Credit Document.

8.9          Subordinated Debt.  A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement.

9              BANK’S RIGHTS AND REMEDIES

9.1          Rights and Remedies.    When an Event of Default occurs and continues, Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           Demand that Borrower: (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)           Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(e)           Place a “hold” on any account maintained with Bank; and

(f)            Exercise all rights and remedies hereunder or under applicable law.

9.2          Bank Expenses.  Any amounts paid by Bank as provided herein shall constitute Bank Expenses and are immediately due and payable.  No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3          Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Credit Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided by law or in equity.  Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay is not a waiver, election, or acquiescence.  No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.4          Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10           NOTICES

All notices or demands by any party to this Agreement or any related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile at the addresses listed below.  Either Bank or Borrower may change its notice address by giving the other party written notice.

If to Borrower:	Finisar Corporation
1399 Moffett Park Drive
Sunnyvale, California 94089
	Attn:	Steve Workman
	FAX:	408-541-4154

If to Bank:	Silicon Valley Bank
2400 Geng Road, Suite 200
Palo Alto, California 94303
	Attn:	Amanda Peters
	FAX:	650-320-0016

Notice will be deemed to have been given (a) if by personal delivery, on the date of delivery; (b) if by overnight delivery service, on the earlier of the date delivery was first attempted or the next Business Day after such notice has been delivered to the overnight delivery service; (c) if by certified mail, postage prepaid, return receipt requested, on the earlier of the date delivery was first attempted or the second Business Day after such notice has been delivered to the United States Postal Service; and (d) if by facsimile transmission, on the date of the transmission if sent on a Business Day prior to 3:00 p.m., California time, or on the next Business Day if sent after such time, provided that a copy of such notice is also sent on the same day as the facsimile transmission by overnight delivery service.

11           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Credit Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in California, and Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE CREDIT DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Credit Documents or any related agreement.

12.2        Indemnification.  Borrower hereby indemnifies, defends and holds Bank and its directors, officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party or Person in connection with the transactions contemplated by the Credit Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4        Severability of Provision.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing:  Integration.  All amendments to this Agreement must be in writing signed by both Bank and Borrower.  This Agreement and the Credit Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Credit Documents merge into this Agreement and the Credit Documents.

12.6        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms, and all Obligations have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8        Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s subsidiaries or affiliates in connection with their business with Borrower;  (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order, (d) as required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9        Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between Borrower and Bank arising out of the Credit Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13           DEFINITIONS

13.1        Definitions.  In this Agreement:

“Affiliate” is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Assets” is defined in Section 7.1.

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Credit Documents (including appeals or Insolvency Proceedings).

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Change in Control” is a transaction or series of transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than 35% of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

“Closing Date” is the date of this Agreement.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Credit Documents” are, collectively, this Agreement, the Letter of Credit Application and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Credit Extension” is each Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Article 8.

“GAAP” is generally accepted accounting principles in the United States.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is any copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter of Credit” means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.1.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Seven Million Dollars ($7,000,000.00).

“Letter of Credit Line Maturity Date” is April 29, 2006.

“Letter of Credit Reserve” is defined in Section 2.1.2(c).

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Material Adverse Change” is: (a) a material impairment in the value of the Assets; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) the determination by Bank, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Article 6 during the next succeeding financial reporting period.

“Non-Core Business Intellectual Property” is Intellectual Property owned, developed, or obtained by Borrower, which Intellectual Property is not material in Borrower’s core business and the disposition of which will not have any material adverse effect on Borrower or its business.

“Obligations” are all liabilities, obligations, covenants, agreements, debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Permitted Indebtedness” is:

(a)           Borrower’s Indebtedness to Bank under this Agreement or the Credit Documents;

(b)           Indebtedness existing on the Closing Date and disclosed to Bank;

(c)           Subordinated Debt;

(d)          Indebtedness to trade creditors incurred in the ordinary course of business;

(e)           Indebtedness secured by Permitted Liens; and

(f)           Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank, (v) any Investments currently owned by Borrower that were made in accordance with Borrower’s investment policy in effect at the time the Investment was made, and (vi) any Investments made hereafter in accordance with Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendments thereto) has been approved by Bank.

“Permitted Liens” are:

(a)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

(b)           Purchase money Liens and capital leases (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired;

(c)           Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business;

(d)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(e)           Banker’s liens, rights of set-off, and similar Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s debt to Bank (pursuant to a subordination agreement entered into between Bank, Borrower and the subordinated creditor), on terms acceptable to Bank.

“Subsidiary” is any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the date first above written.

BORROWER:

FINISAR CORPORATION

By:	/s/ S.K. Workman
Name:	S.K. Workman
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Amanda Peters
Name:	Amanda Peters
Title:	Vice President

S-1

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:                            SILICON VALLEY BANK

FROM:         FINISAR CORPORATION

The undersigned authorized officer of FINISAR CORPORATION certifies that under the terms and conditions of the Letter of Credit Reimbursement Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with CC	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	FYE within 90 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:

Minimum Cash and Cash Equivalents (net of SVB debt and L/Cs)	$40,000,000	$	Yes	No

BANK USE ONLY
Comments Regarding Exceptions: See Attached.	Received by:
Sincerely,		AUTHORIZED SIGNER

SIGNATURE	Date:

TITLE	Verified:
AUTHORIZED SIGNER
DATE
Date:

	Compliance Status:	Yes	No

FIRST AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This First Amendment to Letter of Credit Reimbursement Agreement (this “First Amendment”) is entered into as of Oct. 20, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of April 29, 2005, evidenced by, among other documents, a certain Letter of Credit Reimbursement Agreement dated as of April 29, 2005, between Borrower and Bank (as amended, the “Reimbursement Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Reimbursement Agreement.

2.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Reimbursement Agreement.

1.                                      The Reimbursement Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Seven Million Dollars ($7,000,000.00).

“Letter of Credit Line Maturity Date” is April 29, 2006.”

and inserting in lieu thereof the following:

““Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Twenty Million Dollars ($20,000,000.00).

“Letter of Credit Line Maturity Date” is October 26, 2006.”

3.                                       FEES.  Borrower shall pay to Bank a loan fee equal to $100,000.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Reimbursement Agreement.

4.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Reimbursement Agreement. Except as expressly modified pursuant to this First Amendment, the terms of the Reimbursement Agreement remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this First Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this First Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Reimbursement Agreement, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this First Amendment.

5.                                       COUNTERSIGNATURE.  This First Amendment shall become effective only when it shall have been executed by Borrower and Bank.

This First Amendment is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ S. K. Workman	By:	/s/ Amanda Peters

Name:	S. K. Workman	Name:	Amanda Peters

Title:	CFO	Title:	Vice President

SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Second Amendment to Letter of Credit Reimbursement Agreement (this “First Amendment”) is entered into as of Oct. 26, 2006, and is effective as of October 26, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of April 29, 2005, evidenced by, among other documents, a certain Letter of Credit Reimbursement Agreement dated as of April 29, 2005, between Borrower and Bank, as amended by a certain First Amendment to Letter of Credit Reimbursement Agreement dated as of October 20, 2005, between Borrower and Bank (as amended, the “Reimbursement Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Reimbursement Agreement.

2.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                  Modifications to Reimbursement Agreement.

1.                                     The Reimbursement Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“                                          “Letter of Credit Line Maturity Date” is October 26, 2006.”

and inserting in lieu thereof the following:

“                                          “Letter of Credit Line Maturity Date” is December 25, 2006.”

3.                                       FEES.  Borrower shall pay to Bank a modification fee equal to $16,666.67, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Reimbursement Agreement.

4.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 20, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

5.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

6.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Reimbursement Agreement.  Except as expressly modified pursuant to this First Amendment, the terms of the Reimbursement Agreement remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this First Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this First Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of the Reimbursement Agreement, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this First Amendment.

7.                                       COUNTERSIGNATURE.  This Second Amendment shall become effective only when it shall have been executed by Borrower and Bank.

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This Second Amendment is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ S. K. Workman	By:	/s/ Nick Tsiagkas

Name:	S. K. Workman	Name:	Nick Tsiagkas

Title:	CFO	Title:	Relationship Manager

THIRD AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Third Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”) is entered into as of December 21, 2006, and is effective as of December 25, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of April 29, 2005, evidenced by, among other documents, a certain Letter of Credit Reimbursement Agreement dated as of April 29, 2005, between Borrower and Bank, as amended by a certain First Amendment to Letter of Credit Reimbursement Agreement dated as of October 20, 2005, between Borrower and Bank, and as further amended by a certain Second Amendment to Letter of Credit Reimbursement Agreement dated as of October 26, 2006, between Borrower and Bank (as amended, the “Reimbursement Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Reimbursement Agreement.

2.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Reimbursement Agreement.

1.                                      The Reimbursement Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“                                          “Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Twenty Million Dollars ($20,000,000.00).”

“                                          “Letter of Credit Line Maturity Date” is December 25, 2006.” and inserting in lieu thereof the following:

“                                          “Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Fifteen Million Dollars ($ 15,000,000.00).”

“                                          “Letter of Credit Line Maturity Date” is October 26, 2007.”

3.                                       10-Q FILINGS.  Notwithstanding the terms of the Reimbursement Agreement to the contrary, Borrower must deliver to Bank its 10-Q filings with respect to its fiscal quarters ending October 31, 2006 and January 31, 2007 on or before April 30, 2007.

4.                                       FEES.  Borrower shall pay to Bank a modification fee equal to $31,250.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Reimbursement Agreement.

5.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 20, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Reimbursement Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Reimbursement Agreement remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of the Reimbursement Agreement, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Amendment.

8.                                       COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Amendment is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ J.E. Drury	By:	/s/ Nick Tsiagkas

Name:	John Drury	Name:	Nick Tsiagkas

Title:	Vice President and Corporate	Title:	Relationship Manager
Controller and Acting CFO

FOURTH AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Fourth Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”) is entered into as of Nov. 1, 2007, and is effective as of October 26, 2007, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).

1.                                     DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of April 29, 2005, evidenced by, among other documents, a certain Letter of Credit Reimbursement Agreement dated as of April 29, 2005, between Borrower and Bank, as amended by a certain First Amendment to Letter of Credit Reimbursement Agreement dated as of October 20, 2005, between Borrower and Bank, as further amended by a certain Second Amendment to Letter of Credit Reimbursement Agreement dated as of October 26, 2006, between Borrower and Bank, and as further amended by a certain Third Amendment to Letter of Credit Reimbursement Agreement dated as of December 21, 2006, between Borrower and Bank (as amended, the “Reimbursement Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Reimbursement Agreement.

2.                                     DESCRIPTION OF CHANGE IN TERMS.

A.                                  Modifications to Reimbursement Agreement.

1.                                       The Reimbursement Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                                                                                                “                                          “Letter of Credit Line Maturity Date” is October 26, 2007.”

and inserting in lieu thereof the following:

                                                       “                                          “Letter of Credit Line Maturity Date” is October 25, 2008.”

3.                                     10-Q FILINGS.  Notwithstanding the terms of the Reimbursement Agreement to the contrary, Bank and Borrower hereby agree that Borrower must deliver to Bank its 10-Q filings with respect to its fiscal quarters ended/ending October 31, 2006, January 31, 2007, July 31, 2007, October 31, 2007 and January 31, 2008 on or before April 30, 2008.

4.                                     10-K FILINGS.  Notwithstanding the terms of the Reimbursement Agreement to the contrary, Bank and Borrower hereby agree that Borrower must deliver to Bank its 10-K filing with respect to its fiscal year ended April 30, 2007 on or before April 30, 2008.

5.                                     FEES.  Borrower shall pay to Bank a modification fee equal to $37,500.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Reimbursement Agreement.

6.                                     RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 20, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.                                     NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.                                     CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Reimbursement Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Reimbursement Agreement remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of the Reimbursement Agreement, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Amendment.

9.                                     COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Amendment is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ S. K. Workman	By:	/s/ Nick Tsiagkas

Name:	S. K. Workman	Name:	Nick Tsiagkas

Title:	CFO	Title:	Relationship Manager

FIFTH AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Fifth Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”) is entered into as of March 14, 2008, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of April 29, 2005, evidenced by, among other documents, a certain Letter of Credit Reimbursement Agreement dated as of April 29, 2005, between Borrower and Bank, as amended by a certain First Amendment to Letter of Credit Reimbursement Agreement dated as of October 20, 2005, between Borrower and Bank, as further amended by a certain Second Amendment to Letter of Credit Reimbursement Agreement dated as of October 26, 2006, between Borrower and Bank, as further amended by a certain Third Amendment to Letter of Credit Reimbursement Agreement dated as of December 21, 2006, between Borrower and Bank, and as further amended by a certain Fourth Amendment to Letter of Credit Reimbursement Agreement dated as of November 1, 2007, between Borrower and Bank (as amended, the “Reimbursement Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Reimbursement Agreement.

2.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Reimbursement Agreement.

1.                                      The Reimbursement Agreement shall be amended by inserting the following text appearing at the end of Section 6.5 thereof:

“Notwithstanding the foregoing, Borrower need not comply with this covenant (and Bank will not test this covenant) from March 14, 2008 until the Revolving Line Agreement is terminated.”

2.                                     The Reimbursement Agreement shall be amended by inserting the following new Section 8.10 appearing immediately after Section 8.9 thereof:

“                                          8.10                        Revolving Line Agreement.  The occurrence of an Event of Default (as defined in the Revolving Line Agreement) under the Revolving Line Agreement.”

3.                                      The Reimbursement Agreement shall be amended by inserting the following new definition appearing alphabetically in Section 13.1 thereof:

“                                           “Revolving  Line  Agreement” is  that certain  Loan  and  Security Agreement dated as of March 14, 2008 between Borrower and Bank, as may be amended from time to time.”

4.                                      The Reimbursement Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“                                         “Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Fifteen Million Dollars ($15,000,000.00).”

and inserting in lieu thereof the following:

“                                          “Letter of Credit Line” is the issuance of a Letter of Credit or Letters of Credit of up to Ten Million Five Hundred Thousand Dollars ($10,500,000.00).”

3.                                       FEES.  Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Reimbursement Agreement.

4.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 20, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

5.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

6.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Reimbursement Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Reimbursement Agreement remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of the Reimbursement Agreement, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Amendment.

7.                                       COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Amendment is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ S. K. Workman	By:	/s/ Nick Tsiagkas

Name:	S. K. Workman	Name:	Nick Tsiagkas

Title:	CFO	Title:	Relationship Manager